Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-177535) of InnerWorkings, Inc., and

(2) Registration Statement (Form S-8 No. 333-137173) pertaining to the InnerWorkings, Inc. 2006 Stock Incentive Plan;

of our reports dated March 7, 2012, with respect to the consolidated financial statements of InnerWorkings, Inc., and the effectiveness of internal control over financial reporting of InnerWorkings, Inc. included in this Annual Report (Form 10-K) of InnerWorkings, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Chicago, Illinois

March 7, 2012